Exhibit 10.48

THIRD AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to Amended and Restated Employment Agreement (this “Third Amendment”), dated January 9, 2003 and effective as of November 3, 2002 (the “Effective Date”), is entered into by and between St. John Knits, Inc., a California corporation (“Company”), and Kelly A. Gray, an individual (“Executive”), and amends terms of that certain Amended and Restated Employment Agreement, dated as of July 14, 1998, as amended, between the Company and Executive (the “1998 Agreement”). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the 1998 Agreement).

1. Section I.1 of the 1998 Agreement shall be amended to delete the words “President” and replace it with “Co-Chief Executive Officer, Co-President and Creative Director”; provided, however, that elimination of the titles Co-President and/or Creative Director shall not be deemed a material change in Executive’s title under Section IV.1(b)(ii).

2. Section II.1 of the 1998 Agreement shall be amended to reflect an increase in the Base Salary from $650,000 to $750,000, as of the Effective Date.

3. Section IV.1(b)(ii) of the 1998 Agreement shall be deleted in its entirety and replaced with the following:

         “(ii) a substantial alteration in the nature, status or prestige of Executive’s responsibilities or a change in Executive’s title or reporting level from that set forth in this Agreement; provided, however, that after at Change in Control (as defined hereinafter), a change in Executive’s title or reporting level shall not be deemed Good Reason so long as Executive maintains substantially the same duties as Executive had prior to the Change in Control;”

4. Section IV.1(b)(vi) of the 1998 Agreement shall be deleted in its entirety.

5. Section IV.5(e) of the 1998 Agreement shall be amended to delete the language “or 4.1(b)(vi)” and to change the reference to “1,300,000” to “1,500,000”.

6. Section IV.5(f) of the 1998 Agreement shall be deleted in its entirety.

7. Section V.1 shall be amended to replace the notice information for David Krinsky, Esq. with the following:

    “Mr. Jim Kelley
    Vestar Capital Partners
    1225 17th Street, Suite 1660
    Denver, Colorado 80202”

8. All other provisions contained in Article V of the 1998 Agreement are incorporated into this Third Amendment by this reference.

9. All other terms and conditions of the 1998 Agreement, as amended, shall remain the same.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

“Company” St. John Knits, Inc., a California corporation

By:	/s/ Roger Rupper
Roger Ruppert Executive Vice President and Chief Financial Officer

“Executive”

/s/ Kelly A. Gray
Kelly A. Gray

Approved as to Content:

/s/ Jim Kelley
Jim Kelley Chairman of the Board